Exhibit 10.1

Third Amendment TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of June 2, 2021, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and OTONOMY, INC., a Delaware corporation with offices located at 4796 Executive Drive, San Diego, CA  92121 (“Borrower”).

RECITALS

Borrower, Collateral Agent and the Lenders are parties to that certain Loan and Security Agreement dated as of December 31, 2018 (as amended from time to time, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.Section 2.2(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Availability.

(i)Subject to the terms and conditions of the Agreement, Lenders made term loans to Borrower on December 31, 2018 in an aggregate amount of Fifteen Million Dollars ($15,000,000.00) according to each Lender’s Commitment Percentage as set forth on Schedule 1.1 of the Agreement (such term loans are hereinafter referred to collectively as the “Original Term Loan”).

(ii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, on the Third Amendment Effective Date, as follows:

(1)The secured promissory notes issued by Borrower evidencing the Original Term Loan in the amounts of Five Million Dollars ($5,000,000.00), Five Million Dollars ($5,000,000.00), and Five Million Dollars ($5,000,000.00), shall be replaced on the Third Amendment Effective Date with three (3) amended and restated secured promissory notes in the same amounts which shall represent the Original Term Loan, which remains outstanding in its original principal amount.  After repayment, the Original Term Loan may not be re-borrowed.  For clarity, the Funding Date of the Original Term Loan is deemed to be the Third Amendment Effective Date.

(2)Lenders, severally and not jointly, shall make additional term loans to Borrower on the Third Amendment Effective Date in an aggregate amount equal to One Million Dollars ($1,000,000.00) (the “New Term Loan”, together with the Original Term Loan, collectively, the “Term Loan”).  After repayment, the New Term Loan may not be re-borrowed.

(3)The aggregate outstanding principal amount of the Term Loan as of the Third Amendment Effective Date is as set forth on Schedule 1.1 hereto.”

2.Section 2.2(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(b)Repayment.  Borrower shall make monthly payments of interest only commencing on the second (2nd) Payment Date following the Funding Date of the Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date.  Borrower agrees to pay, on the Funding Date of the New Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of the Term Loan and the first Payment Date thereof.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (x) thirty-five (35) months, if the Amortization Date is June 1, 2023 or (y) twenty-three (23) months, if the Amortization Date is June 1, 2024.  All unpaid principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Maturity Date. The Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

3.New Section 2.5(f) hereby is added to the Agreement to read as follows:

“(f)Accrued Final Payment.  The fully-earned, non-refundable accrued, as of the Third Amendment Effective Date, portion of the Final Payment, due in connection with the Original Term Loan, in the aggregate amount of Three Hundred Six Thousand Twenty-Six Dollars and 49/100 ($306,026.49) (the “Original Term Loan Accrued Final Payment”), payable to the Lenders in accordance with their respective Pro Rata Shares (as determined immediately prior to the Third Amendment Effective Date) and due on the Third Amendment Effective Date. For the sake of clarity, the Original Term Loan Accrued Final Payment shall not reduce the Final Payment otherwise due in connection with Section 2.5(c) hereof.”

4.The following defined terms hereby are added to, or amended and restated, as applicable, in, Section 13.1 of the Agreement, as follows:

“Amortization Date” is June 1, 2023; provided that, upon Borrower achieving the Interest-Only Extension Milestone, “Amortization Date” shall mean June 1, 2024.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares; provided that, upon the Third Amendment Effective Date, and payment of the Original Term Loan Accrued Final Payment, such Original Term Loan Accrued Final Payment is in addition to, and shall not reduce the amount of, the Final Payment.

“Interest-Only Extension Milestone” is Borrower’s receipt of each of the following, written evidence of which is provided, and is in form and content reasonably acceptable to Collateral Agent: (i) positive data for OTO-313 sufficient to advance into a Phase 3 trial, (ii) positive data for OTO-413 sufficient to advance into a Phase 2 trial, and (iii) at least Thirty Million Dollars ($30,000,000.00) in net proceeds from the sale and issuance of Borrower’s equity securities after the Third Amendment Effective Date.

“Maturity Date” is April 1, 2026.

“New Term Loan” is defined in 2.2(a)(ii)(2) hereof.

“Original Term Loan” is defined in Section 2.2(a)(i).

“Original Term Loan Accrued Final Payment” is defined in Section 2.5(f).

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)for a prepayment made on or after the Third Amendment Effective Date through and including the first anniversary of the Third Amendment Effective Date, three percent (3.00%) of the principal amount of such Term Loan prepaid;

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(ii)for a prepayment made after the date which is after the first anniversary of the Third Amendment Effective Date through and including the second anniversary of the Third Amendment Effective Date, two percent (2.00%) of the principal amount of the Term Loan prepaid; and

(iii)for a prepayment made after the second anniversary of the Third Amendment Effective Date and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loan prepaid.”

“Term Loan” is defined in Section 2.2(a)(ii)(2) hereof.

“Third Amendment Effective Date” is June 2, 2021.

5.Schedule 1.1 of the Agreement hereby is replaced in its entirety with Schedule 1.1 attached hereto.

6.The Amortization Table attached to that certain Disbursement Letter, dated as of December 31, 2018, by and among Borrower, Collateral Agent and the Lenders, as amended from time to time, hereby is replaced with the Amortization Table attached to the Disbursement Letter attached hereto, as Annex X.

7.No course of dealing on the part of Collateral Agent or the Lenders or their officers, nor any failure or delay in the exercise of any right by Collateral Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Collateral Agent’s or any Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Collateral Agent or any Lender thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Collateral Agent.

8.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Collateral Agent or any Lender under the Agreement, as in effect prior to the date hereof.

9.To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby makes the following representations and warranties to Collateral Agent and Lenders:

a.

Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.

The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require

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any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.

This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

10.Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof and through the date hereof.  Without limiting the generality of the foregoing, Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

11.As a condition to the effectiveness of this Amendment, Collateral Agent shall have received, in form and substance satisfactory to Collateral Agent, the following:

(a)this Amendment, duly executed by Borrower;

(b)a Disbursement Letter, in substantially the form attached hereto;

(c)(i) three (3) duly executed original Amended and Restated Secured Promissory Notes in favor of each Lender according to its Term Loan Commitment Percentage with respect to the Original Term Loan; and (ii) one (1) duly executed original Secured Promissory Note in favor of each Lender according to its Term Loan Commitment Percentage with respect to the New Term Loan;

(d)that certain Prepayment Fee Letter, duly executed by Borrower;

(e)a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(f)a fully executed Compliance Certificate, in the form attached to the Agreement;

(g)all reasonable Lender Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

(h)such other documents, and completion of such other matters, as Collateral Agent may reasonably deem necessary or appropriate.

12.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the First date written above.

BORROWER: OTONOMY, INC.

By:	/s/ David A. Weber
Name:	David A. Weber
Title	President & CEO

COLLATERAL AGENT AND LENDER OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title	Senior Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments

	Term Loan
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$16,000,000.00	100.00%
TOTAL	$16,000,000.00	100.00%

DISBURSEMENT LETTER

June 2, 2021

The undersigned, being the duly elected and acting President and Chief Executive Officer of OTONOMY, INC., a Delaware corporation with offices located at 4796 Executive Drive, San Diego, CA  92121 (“Borrower”), does hereby certify to OXFORD FINANCE LLC (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Loan and Security Agreement dated as of December 31, 2018, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (as amended from time to time, the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.	The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.
2.	No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.
3.	Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.
4.	All conditions referred to in Section 3 of the Loan Agreement to the making of the Credit Extension to be made on or about the date hereof have been satisfied or waived by Collateral Agent.
5.	No Material Adverse Change has occurred.
6.	The undersigned is a Responsible Officer.

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7.	The proceeds of the New Term Loan shall be disbursed as follows:

Disbursement from Oxford:
New Term Loan Amount	$1,000,000.00

Less:
‑‑Accrued Portion of Final Payment	($306,026.49)
‑‑Interim Interest (New Term Loan)	($7,250.00)
‑‑Interim Interest (Original Term Loan; June 1, 2021 through Funding Date)	($112,500.00)
‑‑Lender’s Legal Fees	($19,790.75)*

TOTAL TERM LOAN NET PROCEEDS	$554,432.76

* Legal fees and costs are through the Effective Date. Postclosing legal fees and costs, payable after the Effective Date, to be invoiced and paid postclosing.

8.	The Term Loan shall amortize in accordance with the Amortization Table attached hereto.
9.	The aggregate net proceeds of the Term Loan shall be transferred to the Designated Deposit Account as follows:

Account Name:	OTONOMY, INC.
Bank Name:	Pacific Western Bank
Bank Address:	406 Blackwell Street, Suite 240
Account Number:	Durham, NC 27701 ***
ABA Number:	***

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Dated as of the date first set forth above.

BORROWER:

OTONOMY, INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

AMENDED AND RESTATED
SECURED PROMISSORY NOTE 1
(Term Loan)

$5,000,000.00	Dated: June 2, 2021

FOR VALUE RECEIVED, the undersigned, OTONOMY, INC., a Delaware corporation with offices located at 4796 Executive Drive, San Diego, CA  92121 (“Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of FIVE MILLION DOLLARS ($5,000,000.00) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated December 31, 2018 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

This Note amends and restates in its entirety that certain Secured Promissory Note issued December 31, 2018 by Borrower in favor of Lender in the original principal amount of $5,000,000.00.

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1 This form will be replicated three (3) times, for a total of $15,000,000.00 in Amended and Restated Notes.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

OTONOMY, INC.

By
Name:
Title:

[Signature Page to Amended and Restated Secured Promissory Note –A&R Note No. 1]

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

SECURED PROMISSORY NOTE
(Term Loan)

$1,000,000.00	Dated: June 2, 2021

FOR VALUE RECEIVED, the undersigned, OTONOMY, INC., a Delaware corporation with offices located at 4796 Executive Drive, San Diego, CA  92121 (“Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of ONE MILLION DOLLARS ($1,000,000.00) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated December 31, 2018 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

OTONOMY, INC.

By:
Name:
Title:

[Signature Page to Secured Promissory Note]

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

CORPORATE BORROWING CERTIFICATE

Borrower:	OTONOMY, INC.	Date: June 2, 2021
Lender:	OXFORD FINANCE LLC, as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

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Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

□

□

□

□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from the Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

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5.	The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.
By:

Name:

Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as

          [print title]

of the date set forth above.

By:

Name:

Title:

[Signature Page to Corporate Borrowing Certificate]